Exhibit 99.1

AMNEAL REPORTS FOURTH QUARTER AND FULL YEAR 2025 FINANCIAL RESULTS
‒ Full Year 2025 Performance Met or Exceeded All Guidance Metrics and 2026 Reflects Another Year of Growth –
‒ Q4 2025 Net Revenue of $814 million; GAAP Net Income of $35 million; Diluted Income per Share of $0.11 ‒
‒ Q4 2025 Adjusted Net Income of $68 million, Adjusted EBITDA of $175 million; Adjusted Diluted EPS of $0.21 ‒

‒ Full Year 2025 Net Revenue of $3.02 billion; GAAP Net Income of $72 million; Diluted Income per Share of $0.22 ‒
‒ Full Year 2025 Adjusted Net Income of $269 million; Adjusted EBITDA of $688 million; Adjusted Diluted EPS of $0.83 ‒

‒ Provides 2026 Financial Guidance of $3.05 to $3.15 billion in net revenue, $720 to $760 million in Adjusted EBITDA, and
$0.93 to $1.03 in Adjusted Diluted EPS –

BRIDGEWATER, NJ, February 27, 2026 - Amneal Pharmaceuticals, Inc. (Nasdaq: AMRX) (“Amneal” or the “Company”) today announced its results for the fourth quarter and full year ended December 31, 2025.
“We are extremely pleased with Amneal’s sixth consecutive year of consistent execution and strong growth. Our full year 2025 performance highlights the durability of our diversified portfolio and the successful execution of our strategy. In Specialty, CREXONT® continues to see strong uptake, and we successfully launched our newest branded product, the BREKIYA® autoinjector. In Affordable Medicines, we delivered a robust cadence of new product approvals, including our first two inhalation products and our fourth and fifth biosimilars. Looking ahead, we believe Amneal is very well positioned to deliver substantial growth and create long-term value for years to come,” said Chirag and Chintu Patel, Co-Chief Executive Officers.
Net revenue in the fourth quarter of 2025 was $814 million, an increase of 11% compared to $731 million in the fourth quarter of 2024. Specialty net revenue increased 38% driven by CREXONT® and UNITHROID®. Affordable Medicines net revenue decreased 1% due to the timing of revenue for key products and new launches. AvKARE net revenue increased 24% driven by growth in the government label sales channel. Net income attributable to Amneal Pharmaceuticals, Inc. was $35 million in the fourth quarter of 2025 compared to a net loss of $31 million in the fourth quarter of 2024, reflecting higher revenue and gross profit and lower operating expense. Adjusted EBITDA in the fourth quarter of 2025 was $175 million, an increase of 13% compared to the fourth quarter of 2024, reflective of higher revenue and gross profit, partially offset by commercial investments. Diluted income per share in the fourth quarter of 2025 was $0.11 compared to a loss of $0.10 for the fourth quarter of 2024 due to the aforementioned factors as well as lower interest expense. Adjusted diluted EPS in the fourth quarter of 2025 was $0.21 compared to $0.12 in the fourth quarter of 2024.
Net revenue for the year ended December 31, 2025 was $3.02 billion, an increase of 8%, compared to $2.79 billion for the year ended December 31, 2024. Revenues for each of the business segments increased in 2025 with Specialty growing 19%, Affordable Medicines growing 4%, and AvKARE growing 12%. Net income attributable to Amneal Pharmaceuticals, Inc. was $72 million for the year ended December 31, 2025 compared to a net loss of $117 million for the year ended December 31, 2024, due to higher revenue and gross profit, and lower expenses. Adjusted EBITDA for the year ended December 31, 2025 was $688 million, an increase of 10% compared to the prior year, reflective of higher revenue and gross profit and operating leverage in selling, general and administrative expenses and research and development expenses, partially offset by increased commercial investments. Diluted income per share for the year ended December 31, 2025 was $0.22 compared to diluted loss per share of $0.38 for the year ended December 31, 2024 due to the aforementioned factors as well as lower interest expense. Adjusted diluted EPS in the year ended December 31, 2025 was $0.83 compared to $0.58 for the year ended December 31, 2024.
The Company presents GAAP and adjusted (non-GAAP) quarterly and full-year results. Please refer to the “Non-GAAP Financial Measures” section and the accompanying GAAP to non-GAAP reconciliation tables for more information.

2026 Full Year Financial Guidance

	2026 Guidance	2025 Actuals
Net revenue (1)	$3.05 billion - $3.15 billion	$3.02 billion
Adjusted EBITDA (2)	$720 million - $760 million	$688 million
Adjusted diluted EPS (3)	$0.93 - $1.03	$0.83
Operating cash flow	$325 million - $375 million	$340 million
Operating cash flow, excluding discrete items (4)	$350 million - $400 million	$340 million
Capital expenditures (5)	~$110 million	$89 million
(1)The Company expects Affordable Medicines net revenue to grow 7% to 8%, Specialty net revenue to be flat year-over-year, and AvKARE to generate $625 million to $700 million net revenue.
(2)Includes 100% of adjusted EBITDA from AvKARE. See also “Non-GAAP Financial Measures” below.
(3)Accounts for 35% non-controlling interest in AvKARE. Assumes weighted-average diluted shares outstanding of ~330 million for the year ending December 31, 2026, compared to weighted-average diluted shares outstanding of 325 million for the year ended December 31, 2025. See also “Non-GAAP Financial Measures” below for assumptions used in the calculation of weighted-average diluted shares.
(4)Excludes discrete items such as legal settlement payments.
(5)Reflects actual purchases and deposits for future acquisition of property, plant, and equipment, net of contributions from an alliance party.
Amneal’s 2026 estimates are based on management’s current expectations, including with respect to prescription trends, pricing levels, the timing of future product launches, the costs incurred and benefits realized of restructuring activities, and our long-term strategy. The Company’s financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company cannot provide a reconciliation between non-GAAP projections and the most directly comparable measures in accordance with GAAP without unreasonable efforts because it is unable to predict with reasonable certainty the ultimate outcome of certain significant items required for the reconciliation. The items include, but are not limited to, acquisition-related expenses, restructuring expenses and benefits, asset impairments, legal settlements, and other gains and losses. These items are uncertain, depend on various factors, and could have a material impact on GAAP reported results.
Conference Call Information
Amneal will host a conference call and live webcast at 8:30 am Eastern Time today, February 27, 2026, to discuss its results. The live webcast and presentation will be accessible through the Investor Relations section of the Company’s website at https://investors.amneal.com. To access the call through a conference line, dial (833) 470-1428 (in the U.S.) with access code 937407. A replay of the conference call will be posted shortly after the call. For a list of toll-free international numbers, visit this website: https://www.netroadshow.com/events/global-numbers?confId=94630.
About Amneal
Amneal Pharmaceuticals, Inc. (Nasdaq: AMRX), headquartered in Bridgewater, New Jersey, is a diversified, global biopharmaceutical leader focused on expanding access to affordable and innovative medicines. Founded in 2002 by brothers and co-CEOs Chirag and Chintu Patel, Amneal was built on the belief that innovation only matters if it’s accessible. Today, Amneal has a diverse and growing portfolio of approximately 300 complex, specialty and biosimilar medicines, delivering over 160 million prescriptions each year, primarily in the United States. Our Affordable Medicines segment spans retail, injectable, and biosimilar products. Our Specialty segment provides branded treatments in neurology, including Parkinson’s disease and migraine, and endocrinology. Our AvKARE segment distributes pharmaceuticals and medical products to U.S. federal, retail, and institutional customers. For more information, visit www.amneal.com and follow us on LinkedIn.
Cautionary Statement on Forward-Looking Statements
Certain statements contained herein, regarding matters that are not historical facts, may be forward-looking statements (as defined in the U.S. Private Securities Litigation Reform Act of 1995). Such forward-looking statements include statements regarding management’s intentions, plans, beliefs, expectations, financial results, or forecasts for the future, including among other things: discussions of future operations; expected or estimated operating results and financial performance; statements regarding our positioning and potential growth, statements regarding our ability to create long-term value, and other non-historical statements. Words such as “plans,” “expects,” “will,” “anticipates,” “estimates,” and similar words, or the negatives thereof, are intended to identify estimates and forward-looking statements.

The reader is cautioned not to rely on these forward-looking statements. These forward-looking statements are based on current expectations of future events, including with respect to future market conditions, company performance and financial results, operational investments, business prospects, new strategies and growth initiatives, the competitive environment, and other events. If the underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of the Company.
Such risks and uncertainties include, but are not limited to: our ability to successfully develop, license, acquire and commercialize new products on a timely basis; the competition we face in the pharmaceutical industry from brand and generic drug product companies, and the impact of that competition on our ability to set prices; our ability to obtain exclusive marketing rights for our products; the impact of illegal distribution and sale by third parties of counterfeit versions of our products or stolen products; the impact of negative market perceptions of us and the safety and quality of our products; our revenues are derived from the sales of a limited number of products, a substantial portion of which are through a limited number of customers; the continuing trend of consolidation of certain customer groups; the impact of supply chain disruption; the imposition of tariffs may adversely affect our business, results of operations and financial condition; a U.S. government shutdown could adversely impact our regulatory, operational and financial performance; legal, regulatory and legislative efforts by our brand competitors to deter competition from our generic alternatives; our dependence on information technology systems and infrastructure and the potential for cybersecurity incidents, and risks associated with artificial intelligence; the impact of a prolonged business interruption within our supply chain; our ability to attract, hire and retain highly skilled personnel; risks related to federal regulation of arrangements between manufacturers of branded and generic products; our reliance on certain licenses to proprietary technologies from time to time; the significant amount of resources we expend on research and development; the risk of claims brought against us by third parties; risks related to changes in the regulatory environment, including U.S. federal and state laws related to government contracting, healthcare fraud abuse and health information privacy and security and changes in such laws; changes to Food and Drug Administration product approval requirements and review processes; the impact of healthcare reform and changes in coverage and reimbursement levels and funding by governmental authorities and other third-party payers; our ability to identify, make and integrate acquisitions or investments in complementary businesses and products on advantageous terms; our dependence on third-party agreements for a portion of our product offerings; our potential expansion into additional international markets subjecting us to increased regulatory, economic, social and political uncertainties; the impact of global economic, political or other catastrophic events; our substantial amount of indebtedness and our ability to generate sufficient cash to service our indebtedness in the future, and the impact of interest rate fluctuations on such indebtedness; our obligations under a tax receivable agreement may be significant; and the high concentration of ownership of our Class A common stock by the Amneal Group. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission, including under Item 1A, “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and in its subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. Forward-looking statements included herein speak only as of the date hereof and we undertake no obligation to revise or update such statements to reflect the occurrence of events or circumstances after the date hereof.
Non-GAAP Financial Measures
This release includes certain non-GAAP financial measures, including EBITDA, adjusted EBITDA, adjusted net income, adjusted diluted EPS, adjusted operating cash flow and net leverage, which are intended as supplemental measures of the Company’s performance that are not required by or presented in accordance with GAAP.
Adjusted diluted EPS reflects diluted earnings per share based on adjusted net income (loss), which is net income (loss) adjusted to (A) exclude (i) non-cash interest, (ii) GAAP provision for income taxes, (iii) amortization, (iv) stock-based compensation expense, (v) acquisition, site closure expenses, and idle facility expenses, (vi) restructuring and other charges, (vii) loss on refinancing, (viii) charges (credit) related to certain legal matters, including interest, net, (ix) asset impairment charges, (x) increase in tax receivable agreement liability, (xi) other and (xii) net income attributable to non-controlling interests, and (B) include non-GAAP provision for income taxes. Non-GAAP adjusted diluted EPS for the three months and year ended December 31, 2025 and 2024 was calculated using the weighted average fully diluted shares outstanding of Class A common stock (inclusive of the effect of dilutive securities).
EBITDA reflects net income (loss) adjusted to exclude interest expense, net, provision for income taxes and depreciation and amortization. Adjusted EBITDA reflects net income (loss) adjusted to exclude (i) interest expense, net, (ii) provision for income taxes, (iii) depreciation and amortization, (iv) stock-based compensation expense, (v) acquisition, site closure, and idle facility expenses, (vi) restructuring and other charges, (vii) loss on refinancing, (viii) charges (credit) related to legal matters, net, (ix) asset impairment charges, (x) foreign exchange loss (gain), (xi) increase in tax receivable agreement liability, and (xii) other.
Adjusted operating cash flow reflects cash flow from operations excluding discrete items such as legal settlement payments.
Net leverage is calculated as net debt (total outstanding principal on the Company’s debt, less cash and cash equivalents) divided by adjusted EBITDA for the year or the trailing twelve-month period then ended.

Management uses these non-GAAP measures internally to evaluate and manage the Company’s operations and to better understand its business because they facilitate a comparative assessment of the Company’s operating performance relative to its performance based on results calculated under GAAP. These non-GAAP measures also isolate the effects of some items that vary from period to period without any correlation to core operating performance and eliminate certain charges that management believes do not reflect the Company’s operations and underlying operational performance. The compensation committee of the Company’s board of directors also uses certain of these measures to evaluate management’s performance and set its compensation. The Company believes that these non-GAAP measures also provide useful information to investors regarding certain financial and business trends relating to the Company’s financial condition and operating results facilitates an evaluation of the financial performance of the Company and its operations on a consistent basis. Providing this information therefore allows investors to make independent assessments of the Company’s financial performance, results of operations, cash flows, net leverage and trends while viewing the information through the eyes of management.
These non-GAAP measures are subject to limitations. The non-GAAP measures presented in this release may not be comparable to similarly titled measures used by other companies because other companies may not calculate one or more in the same manner. Additionally, the non-GAAP performance measures exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements; do not reflect changes in, or cash requirements for, working capital needs; and do not reflect interest expense, or the requirements necessary to service interest or principal payments on debt. Further, our historical adjusted results are not intended to project our adjusted results of operations or financial position for any future period. To compensate for these limitations, management presents and considers these non-GAAP measures in conjunction with the Company’s GAAP results; no non-GAAP measure should be considered in isolation from or as alternatives to any measure determined in accordance with GAAP. Readers should review the reconciliations included below and should not rely on any single financial measure to evaluate the Company’s business.
A reconciliation of each historical non-GAAP measure to the most directly comparable GAAP measure is set forth below.
Contact
Anthony DiMeo
VP, Investor Relations
anthony.dimeo@amneal.com

Amneal Pharmaceuticals, Inc.
Consolidated Statements of Operations
(unaudited; $ in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net revenue	$814,319	$730,518	$3,018,760	$2,793,957
Cost of goods sold	517,129	467,645	1,905,452	1,773,519
Gross profit	297,190	262,873	1,113,308	1,020,438
Selling, general and administrative	146,458	128,687	526,827	476,436
Research and development	34,819	54,265	186,175	190,714
Intellectual property legal development expenses	1,411	1,852	7,632	5,845
Restructuring and other charges	2,470	493	4,208	2,355
Charges (credit) related to legal matters, net	—	1,783	(390)	96,692
Other operating income	(1)	—	(5,240)	(930)
Operating income	112,033	75,793	394,096	249,326
Other (expense) income:
Interest expense, net	(56,237)	(61,662)	(241,091)	(258,595)
Foreign exchange (loss) gain, net	(1,437)	(7,661)	7,635	(6,846)
Loss on refinancing	—	—	(31,365)	—
Increase in tax receivable agreement liability	(12,289)	(23,961)	(6,588)	(50,680)
Other income, net	13,165	2,172	16,522	11,782
Total other expense, net	(56,798)	(91,112)	(254,887)	(304,339)
Income (loss) before income taxes	55,235	(15,319)	139,209	(55,013)
Provision for income taxes	5,662	5,423	11,276	18,863
Net income (loss)	49,573	(20,742)	127,933	(73,876)
Less: Net income attributable to non-controlling interests	(14,497)	(10,339)	(55,876)	(43,010)
Net income (loss) attributable to Amneal Pharmaceuticals, Inc.	$35,076	$(31,081)	$72,057	$(116,886)

Net income (loss) per share attributable to Amneal Pharmaceuticals, Inc.’s Class A common stockholders:
Basic	$0.11	$(0.10)	$0.23	$(0.38)
Diluted	$0.11	$(0.10)	$0.22	$(0.38)
Weighted-average common shares outstanding:
Basic	314,462	309,850	313,367	308,978
Diluted	328,094	309,850	324,805	308,978

Amneal Pharmaceuticals, Inc.
Condensed Consolidated Balance Sheets
(unaudited; $ in thousands)

	December 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$282,029	$110,552
Restricted cash	28,842	7,868
Trade accounts receivable, net	895,143	775,731
Inventories	606,302	612,454
Prepaid expenses and other current assets	98,395	80,717
Related party receivables	470	484
Total current assets	1,911,181	1,587,806
Property, plant and equipment, net	442,950	424,908
Goodwill	595,470	597,436
Intangible assets, net	563,498	732,377
Operating lease right-of-use assets	38,832	31,388
Operating lease right-of-use assets - related party	15,216	10,964
Financing lease right-of-use assets	53,328	56,433
Other assets	57,805	60,133
Total assets	$3,678,280	$3,501,445
Liabilities and Stockholders’ Deficiency
Current liabilities:
Accounts payable and accrued expenses	$761,316	$735,450
Current portion of liabilities for legal matters	43,256	31,755
Revolving credit facility	—	100,000
Current portion of long-term debt, net	6,761	224,213
Current portion of operating lease liabilities	8,668	9,435
Current portion of operating lease liabilities - related party	2,705	3,396
Current portion of financing lease liabilities	3,442	3,211
Related party payables - short term	55,485	22,311
Total current liabilities	881,633	1,129,771
Long-term debt, net	2,565,115	2,161,790
Operating lease liabilities	33,233	24,814
Operating lease liabilities - related party	14,195	9,391
Financing lease liabilities	54,927	56,889
Related party payable - long term	19,132	50,900
Liabilities for legal matters - long term	71,819	85,479
Other long-term liabilities	32,263	26,949
Total long-term liabilities	2,790,684	2,416,212
Redeemable non-controlling interests	77,292	64,974
Total stockholders’ deficiency	(71,329)	(109,512)
Total liabilities and stockholders’ deficiency	$3,678,280	$3,501,445

Amneal Pharmaceuticals, Inc.
Consolidated Statements of Cash Flows
(unaudited; $ in thousands)

	Years Ended December 31,
	2025	2024
Cash flows from operating activities:
Net income (loss)	$127,933	$(73,876)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	223,572	236,191
Unrealized foreign currency (gain) loss	(7,453)	7,191
Amortization of debt issuance costs and discount	22,431	29,097
Reclassification of cash flow hedge	1,229	(26,205)
Loss on refinancing	31,365	—
Intangible asset impairment charges	22,784	920
Stock-based compensation	31,953	27,768
Inventory provision	85,962	96,558
Other operating charges and credits, net	4,732	1,523
Changes in assets and liabilities:
Trade accounts receivable, net	(120,566)	(162,637)
Inventories	(87,026)	(130,530)
Prepaid expenses, other current assets and other assets	(19,163)	(959)
Related party receivables	(13)	482
Accounts payable, accrued expenses and other liabilities	21,321	235,135
Related party payables	931	54,441
Net cash provided by operating activities	339,992	295,099
Cash flows from investing activities:
Purchases of property, plant and equipment	(70,063)	(51,924)
Acquisition of intangible assets	(15,514)	(14,650)
Deposits for future acquisition of property, plant, and equipment	(28,780)	(8,416)
Proceeds from sale of property, plant, equipment and other	2,094	—
Proceeds from sale of subsidiary	—	11,994
Net cash used in investing activities	(112,263)	(62,996)
Cash flows from financing activities:
Proceeds from issuance of debt	2,694,750	—
Payments of principal on debt, revolving credit facility, financing leases and other	(2,811,508)	(188,918)
Payments of deferred financing, refinancing costs and debt extinguishment costs	(74,973)	(71)
Borrowings on revolving credit facility	218,000	48,000
Proceeds from exercise of stock options	1,960	1,154
Employee payroll tax withholding on restricted stock unit and performance stock unit vesting	(22,278)	(7,952)
Tax and other distributions to non-controlling interests	(43,848)	(19,804)
Payment of principal on notes payable - related party	—	(44,200)
Proceeds from alliance party	6,367	—
Net cash used in financing activities	(31,530)	(211,791)
Effect of foreign exchange rate on cash	(1,680)	(999)
Net increase in cash, cash equivalents, and restricted cash	194,519	19,313
Cash, cash equivalents, and restricted cash - beginning of period	118,420	99,107
Cash, cash equivalents, and restricted cash - end of period	$312,939	$118,420
Cash and cash equivalents - end of period	$282,029	$110,552
Restricted cash - end of period	28,842	7,868
Long-term restricted cash included in other assets - end of period	2,068	—
Cash, cash equivalents, and restricted cash - end of period	$312,939	$118,420

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(unaudited, $ in thousands)

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net income (loss)	$49,573	$(20,742)	$127,933	$(73,876)
Adjusted to add:
Interest expense, net	56,237	61,662	241,091	258,595
Provision for income taxes	5,662	5,423	11,276	18,863
Depreciation and amortization	49,227	66,130	223,572	236,191
EBITDA (Non-GAAP)	$160,699	$112,473	$603,872	$439,773
Adjusted to add (deduct):
Stock-based compensation expense	8,202	7,209	31,823	27,552
Acquisition, site closure, and idle facility expenses (1)	539	538	5,301	2,112
Restructuring and other charges	2,470	493	4,208	2,265
Loss on refinancing (2)	—	—	31,365	—
Charges (credit) related to legal matters, net (3)	—	1,783	(390)	96,692
Asset impairment charges	134	176	23,022	1,372
Foreign exchange loss (gain)	1,437	7,661	(7,635)	6,846
Increase in tax receivable agreement liability	12,289	23,961	6,588	50,680
Other (4)	(10,568)	963	(9,739)	150
Adjusted EBITDA (Non-GAAP)	$175,202	$155,257	$688,415	$627,442

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(unaudited, $ in thousands)

Calculation of Net Debt and Net Leverage

	December 31, 2025	December 31, 2024
Term Loan Due 2032	$2,094,750	$—
Senior Notes Due 2032	600,000	—
Term Loan Due 2025	—	191,979
Term Loan Due 2028	—	2,292,856
Revolving credit facility	—	100,000
Gross debt (5)	$2,694,750	$2,584,835
Less: Cash and cash equivalents	282,029	110,552
Net debt (Non-GAAP) (6)	$2,412,721	$2,474,283

Adjusted EBITDA (Non-GAAP) for the year ended	$688,415	$627,442

Net leverage (Non-GAAP) (7)	3.5x	3.9x

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(unaudited; $ in thousands, except per share amounts)

Reconciliation of Net Income (Loss) to Adjusted Net Income and Calculation of Adjusted Diluted Earnings per Share

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net income (loss)	$49,573	$(20,742)	$127,933	$(73,876)
Adjusted to add (deduct):
Non-cash interest	6,625	183	23,533	1,735
GAAP provision for income taxes	5,662	5,423	11,276	18,863
Amortization	34,660	49,037	162,401	168,518
Stock-based compensation expense	8,202	7,209	31,823	27,552
Acquisition, site closure expenses, and idle facility expenses (1)	538	538	5,238	2,112
Restructuring and other charges	2,470	493	4,201	2,249
Loss on refinancing(2)	—	—	31,365	—
Charges (credit) related to legal matters, including interest, net (3)	—	1,783	(390)	96,819
Asset impairment charges	134	176	23,022	1,372
Increase in tax receivable agreement liability	12,289	23,961	6,588	50,680
Other (4)	(10,568)	964	(9,729)	150
Provision for income taxes (8)	(26,792)	(18,262)	(92,514)	(66,278)
Net income attributable to non-controlling interests	(14,497)	(10,339)	(55,876)	(43,010)
Adjusted net income (Non-GAAP)	$68,296	$40,424	$268,871	$186,886
Weighted average diluted shares outstanding (Non-GAAP) (9)	328,094	324,099	324,805	320,645
Adjusted diluted earnings per share (Non-GAAP)	$0.21	$0.12	$0.83	$0.58

Amneal Pharmaceuticals, Inc.
Non-GAAP Reconciliations
(unaudited)

Explanations for Non-GAAP Reconciliations
(1)Acquisition, site closure, and idle facility expenses for the three months and year ended December 31, 2025 primarily included costs related to a planned facility closure and rent for vacated properties. Acquisition, site closure, and idle facility expenses for the three months and year ended December 31, 2024 primarily included rent for vacated properties.
(2)For the year ended December 31, 2025, loss on refinancing was primarily comprised of debt issuance costs associated with the portion of the Term Loan Due 2028 that was modified as part of the Company’s debt refinancing on August 1, 2025. Refer to Note 5. below for additional information.
(3)For the year ended December 31, 2024, charges related to legal matters, net were primarily associated with a settlement in principle on the primary financial terms for a nationwide resolution to the opioids cases that have been filed and that might have been filed against the Company by political subdivisions and Native American tribes across the United States.
(4)For the three months and year ended December 31, 2025, the caption “other” primarily reflects a non-recurring, non-operating, non-cash gain. System implementation expense of $0.3 million, formerly included in its own caption in the non-GAAP reconciliations, for the three months ended December 31, 2024 has been reclassified to the caption “other” to conform to the current period presentation. System implementation expense of $2.4 million and change in the fair value of contingent consideration of ($0.9 million), formerly included in their own captions in the non-GAAP reconciliations, for the year ended December 31, 2024 have been reclassified to the caption “other” to conform to the current period presentation.
(5)On August 1, 2025, the Company borrowed $2.1 billion under new seven-year term loans (the “Term Loan Due 2032”) pursuant to an amendment to the Term Loan Credit Agreement and completed a private offering of $600 million aggregate principal amount of 6.875% senior secured notes due 2032 at par (the “Senior Notes Due 2032”). The Company used the net proceeds of the Term Loan Due 2032 and the Senior Notes Due 2032 to refinance the Term Loan Due 2028 in full, to repay outstanding amounts borrowed under the revolving credit facility in full, and to pay related fees, premiums and expenses. Refer to Note 15. Debt in the Company’s 2024 Annual Report on Form 10-K for information about the Company’s debt as of December 31, 2024.
(6)Net debt was calculated as the total outstanding principal on the Company’s debt less cash and cash equivalents.
(7)Net leverage was calculated by dividing net debt as of December 31, 2025 and December 31, 2024 by adjusted EBITDA for the years ended December 31, 2025 and 2024, respectively.
(8)The non-GAAP effective tax rates for the three months and year ended December 31, 2025 were 28.2% and 25.6%, respectively. The non-GAAP effective tax rates for the three months and year ended December 31, 2024 were 31.1% and 26.2%, respectively.
(9)Weighted average diluted shares outstanding for the three months and year ended December 31, 2025 and 2024 consisted of fully diluted Class A common stock (inclusive of the effect of dilutive securities).

Amneal Pharmaceuticals, Inc.
Affordable Medicines Segment
Reconciliation of GAAP to Non-GAAP Operating Results (1)
(unaudited; $ in thousands)

	Three Months Ended December 31, 2025			Three Months Ended December 31, 2024
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Net revenue	$436,650	$—	$436,650	$439,296	$—	$439,296
Cost of goods sold (2)	285,858	(11,288)	274,570	261,196	(11,595)	249,601
Gross profit	150,792	11,288	162,080	178,100	11,595	189,695
Gross margin %	34.5%		37.1%	40.5%		43.2%

Selling, general and administrative (3)	37,269	(2,472)	34,797	33,915	(1,909)	32,006
Research and development (4)	28,010	(671)	27,339	48,598	(674)	47,924
Intellectual property legal development expenses	1,320	—	1,320	1,907	—	1,907
Restructuring and other charges	2,198	(2,198)	—	—	—	—
Charges related to legal matters, net	—	—	—	1,783	(1,783)	—
Other operating income	(1)	—	(1)	—	—	—
Operating income	$81,996	$16,629	$98,625	$91,897	$15,961	$107,858
(1)Revenue, cost of goods sold, and gross profit from the sale of Amneal products by AvKARE were included in our Affordable Medicines segment.
(2)Adjustments for the three months ended December 31, 2025 and 2024, respectively, were comprised of stock-based compensation expense ($0.9 million in each period), amortization expense ($10.4 million and $10.6 million), and asset impairment charges (none and $0.1 million).
(3)Adjustments for the three months ended December 31, 2025 and 2024, respectively, were comprised of stock-based compensation expense ($1.8 million and $1.4 million), site closure costs ($0.5 million in each period), and asset impairment charges ($0.2 million and none).
(4)Adjustments for the three months ended December 31, 2025 and 2024 were comprised of stock-based compensation expense.

Amneal Pharmaceuticals, Inc.
Affordable Medicines Segment
Reconciliation of GAAP to Non-GAAP Operating Results (1)
(unaudited; $ in thousands)

	Year Ended December 31, 2025			Year Ended December 31, 2024
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Net revenue	$1,745,524	$—	$1,745,524	$1,685,263	$—	$1,685,263
Cost of goods sold (2)	1,061,600	(45,409)	1,016,191	1,011,363	(46,718)	964,645
Gross profit	683,924	45,409	729,333	673,900	46,718	720,618
Gross margin %	39.2%		41.8%	40.0%		42.8%

Selling, general and administrative (3)	142,383	(8,812)	133,571	129,578	(7,160)	122,418
Research and development (4)	156,013	(2,816)	153,197	171,771	(2,587)	169,184
Intellectual property legal development expenses	7,389	—	7,389	5,685	—	5,685
Restructuring and other charges	2,971	(2,971)	—	70	(70)	—
(Credit) charges related to legal matters, net (5)	(390)	390	—	96,692	(96,692)	—
Other operating income	(5,240)	—	(5,240)	—	—	—
Operating income	$380,798	$59,618	$440,416	$270,104	$153,227	$423,331
(1)Revenue, cost of goods sold, and gross profit from the sale of Amneal products by AvKARE were included in our Affordable Medicines segment.
(2)Adjustments for the years ended December 31, 2025 and 2024, respectively, were comprised of stock-based compensation expense ($3.8 million and $3.6 million), amortization expense ($40.9 million and $41.8 million), and asset impairment charges ($0.7 million and $1.3 million).
(3)Adjustments for the years ended December 31, 2025 and 2024, respectively, were comprised of stock-based compensation expense ($6.5 million and $5.1 million), site closure expenses ($2.1 million in each period), and asset impairment charges ($0.2 million and none).
(4)Adjustments for the years ended December 31, 2025 and 2024 were comprised of stock-based compensation expense.
(5)Adjustment for the year ended December 31, 2024 was primarily associated with a settlement in principle on the primary financial terms for a nationwide resolution to the opioids cases that have been filed and that might have been filed against the Company by political subdivisions and Native American tribes across the United States.

Amneal Pharmaceuticals, Inc.
Specialty Segment
Reconciliation of GAAP to Non-GAAP Operating Results
(unaudited; $ in thousands)

	Three Months Ended December 31, 2025			Three Months Ended December 31, 2024
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Net revenue	$166,928	$—	$166,928	$120,836	$—	$120,836
Cost of goods sold (1)	63,229	(22,586)	40,643	59,537	(36,224)	23,313
Gross profit	103,699	22,586	126,285	61,299	36,224	97,523
Gross margin %	62.1%		75.7%	50.7%		80.7%

Selling, general and administrative (2)	40,843	(491)	40,352	30,129	(293)	29,836
Research and development (2)	6,809	(81)	6,728	5,667	(257)	5,410
Intellectual property legal development expenses	91	—	91	(55)	—	(55)
Restructuring and other charges	—	—	—	493	(493)	—
Operating income	$55,956	$23,158	$79,114	$25,065	$37,267	$62,332

(1)Adjustments for the three months ended December 31, 2025 and 2024 were comprised of amortization expense.

(2)Adjustments for the three months ended December 31, 2025 and 2024 were comprised of stock-based compensation expense.

Amneal Pharmaceuticals, Inc.
Specialty Segment
Reconciliation of GAAP to Non-GAAP Operating Results
(unaudited; $ in thousands)

	Year Ended December 31, 2025			Year Ended December 31, 2024
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Net revenue	$528,508	$—	$528,508	$445,749	$—	$445,749
Cost of goods sold (1)	245,915	(136,713)	109,202	202,821	(117,573)	85,248
Gross profit	282,593	136,713	419,306	242,928	117,573	360,501
Gross margin %	53.5%		79.3%	54.5%		80.9%

Selling, general and administrative (2)	135,715	(1,812)	133,903	109,658	(1,048)	108,610
Research and development (3)	30,162	(3,511)	26,651	18,943	(1,058)	17,885
Intellectual property legal development expenses	243	—	243	160	—	160
Restructuring and other charges	471	(471)	—	1,517	(1,517)	—
Other operating income	—	—	—	(930)	930	—
Operating income	$116,002	$142,507	$258,509	$113,580	$120,266	$233,846

(1)Adjustments for the years ended December 31, 2025 and 2024, respectively, were comprised of amortization expense ($114.6 million and $117.6 million) and asset impairment charges ($22.1 million and none).

(2)Adjustments for the years ended December 31, 2025 and 2024 were comprised of stock-based compensation expense.

(3)Adjustments for the years ended December 31, 2025 and 2024, respectively, were comprised of stock-based compensation expense ($0.4 million and $1.1 million) and site closure costs ($3.1 million and none).

Amneal Pharmaceuticals, Inc.
AvKARE Segment
Reconciliation of GAAP to Non-GAAP Operating Results (1)
(unaudited; $ in thousands)

	Three Months Ended December 31, 2025			Three Months Ended December 31, 2024
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Net revenue	$210,741	$—	$210,741	$170,386	$—	$170,386
Cost of goods sold	168,042	—	168,042	146,912	—	146,912
Gross profit	42,699	—	42,699	23,474	—	23,474
Gross margin %	20.3%		20.3%	13.8%		13.8%

Selling, general and administrative (2)	17,169	(2,700)	14,469	16,015	(3,546)	12,469
Operating income	$25,530	$2,700	$28,230	$7,459	$3,546	$11,005

(1)Revenue, cost of goods sold, and gross profit from the sale of Amneal products by AvKARE were included in our Affordable Medicines segment.

(2)Adjustments for the three months ended December 31, 2025 and 2024 were comprised of amortization expense.

Amneal Pharmaceuticals, Inc.
AvKARE Segment
Reconciliation of GAAP to Non-GAAP Operating Results (1)
(unaudited; $ in thousands)

	Year Ended December 31, 2025			Year Ended December 31, 2024
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Net revenue	$744,728	$—	$744,728	$662,945	$—	$662,945
Cost of goods sold	597,937	—	597,937	559,335	—	559,335
Gross profit	146,791	—	146,791	103,610	—	103,610
Gross margin %	19.7%		19.7%	15.6%		15.6%

Selling, general and administrative (2)	63,176	(10,799)	52,377	60,709	(14,182)	46,527
Operating income	$83,615	$10,799	$94,414	$42,901	$14,182	$57,083

(1)Revenue, cost of goods sold, and gross profit from the sale of Amneal products by AvKARE were included in our Affordable Medicines segment.

(2)Adjustments for the years ended December 31, 2025 and 2024 were comprised of amortization expense.